UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant’s Certifying Accountant

On May 7, 2024, PricewaterhouseCoopers LLP (“PwC”) informed Fisker Inc. (the “Company”) that PwC is declining to stand for re-appointment as the Company’s independent registered public accounting firm for the integrated audit of the fiscal year ending December 31, 2024. There is no dispute between the Company and PwC.

PwC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report as of and for the fiscal year ended December 31, 2023 included an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern, as described in Note 2 to the financial statements.

During the Company’s fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through May 7, 2024, there were: (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal controls over financial reporting disclosed in Part II, Item 9A of the Company’s Form 10-K as of and for the fiscal year ended December 31, 2023 filed with the SEC on April 23, 2024 (the “2023 Form 10-K”), as management determined the Company did not design and maintain (i) an effective control environment commensurate with its financial reporting requirements, specifically a lack of a sufficient number of professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately and to achieve complete, accurate and timely financial accounting, reporting and disclosures, as well as effective controls over the preparation and review of account reconciliations, (ii) effective controls for communicating and sharing information between the operations, accounting, information technology, finance, and legal departments, (iii) effective controls in response to the risks of material misstatement over the accounting for (a) inventory and related income statement accounts and (b) revenue and related balance sheet accounts, and (iv) effective controls related to the accounting for certain non-routine, complex or unusual events or transactions, including the financial statement effects of variable interest entities and valuation of convertible debt and the related derivative liability. The Audit Committee of the Company’s Board of Directors discussed the material weaknesses with PwC. The Company has authorized PwC to respond fully to the inquiries of the successor accountant concerning the subject matter of each such “reportable event.”

The Company has provided PwC with a copy of the disclosures made in this Current Report on Form 8-K prior to its filing with the SEC and requested that PwC furnish the Company with a letter addressed to the SEC stating whether PwC agrees with the statements made herein. A copy of PwC’s letter dated May 13, 2024, stating that PwC agrees with the statements made herein, is attached as Exhibit 16.1 hereto.

The Company will disclose its engagement of a new independent registered public accounting firm once the evaluation process has been completed by the Audit Committee and as required by, and in accordance with, the SEC’s rules and regulations.

Item 9.01    Financial Statements and Exhibits.
(d)    List of Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP, dated May 13, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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